UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard

Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation

Current Report on Form 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 18, 2007, Regis Corporation (“Regis”) entered into a Contribution Agreement (“Agreement”) with Empire Beauty School Inc. (“Empire”) to contribute 51 of its accredited cosmetology schools into a newly formed company, Empire Education Group, Inc.  Pursuant to the Agreement, Regis and Empire will each contribute their respective cosmetology school businesses, as defined in the Agreement, to Empire Education Group, Inc.   Upon completion of the transaction, Regis will own a 49 percent minority interest in Empire Education Group, Inc.  Empire’s management team will operate and manage the combined business.  The transaction is expected to close July 1, 2007, subject to regulatory and accreditation approvals.  In conjunction with the transaction, Regis and Empire entered into a Consulting Agreement effective April 18, 2007 through the close of the transaction.  The consulting services covered under the Consulting Agreement include, among other things, a review of Regis’ business operations.  The preceding summary is qualified in its entirety by reference to the Agreement and Consulting Agreement referred to in this Item 1.01, copies of which are attached as Exhibits 2.1 and 10.1 and incorporated by reference herein.

A copy of the News Release issued on April 19, 2007 by Regis Corporation announcing the Agreement is attached as Exhibit 99 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

EXHIBIT NUMBER

2.1	Contribution Agreement, dated as of April 18, 2007, between Regis Corporation and Empire Beauty School Inc.

10.1	Consulting Agreement, dated as of April 18, 2007, between Regis Corporation and Empire Beauty School Inc.

99	Regis Corporation News Release dated April 19, 2007

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: April 19, 2007	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

2.1	Consulting Agreement, dated as of April 18, 2007, between Regis Corporation and Empire Beauty School Inc.

10.1	Contribution Agreement, dated as of April 18, 2007, between Regis Corporation and Empire Beauty School Inc.

99	Regis Corporation News Release dated April 19, 2007